Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOSPHERE MEDICAL AND DUPONT APPLIED BIOSCIENCES SIGN STRATEGIC COLLABORATION AGREEMENT

—Parties Also Enter into Manufacturing Yield Improvement Project Agreement —

ROCKLAND, MA – December 20, 2007 – BioSphere Medical, Inc. (NASDAQ: BSMD) (“BioSphere”), a medical device company that has pioneered the use of bioengineered microspheres to treat uterine fibroids, hypervascularized tumors, and vascular malformations by a minimally invasive, image-guided medical procedure called embolotherapy, today announced that it has signed a strategic collaboration agreement with DuPont Applied BioSciences (DuPont) under which the companies intend to evaluate potential peripheral vascular and embolotherapy research, development, and manufacturing engineering projects.

The goal of the collaboration is to combine BioSphere’s expertise in developing and commercializing minimally invasive products for the endovascular field with the expertise of DuPont Applied Biosciences, a business unit that includes BioMedical.  The DuPont BioMedical business targets transformative products for the medical device industry that can significantly increase a patient’s quality of life and best assure clinical success.  The agreement establishes a non-binding framework for the parties to consider and evaluate potential projects that target and deliver leading edge solutions in embolotherapy.

The parties have also signed an agreement pursuant to which the parties will collaborate on the potential application of DuPont know-how to the manufacturing of BioSphere’s Embosphere® and EmboGold® Microsphere products in an effort to accelerate the improvement of manufacturing yield of such products.  Under the agreement, BioSphere has agreed to make payments to DuPont of up to $500,000 based upon the achievement of specified milestones.  BioSphere and DuPont will share equally in any cost savings that result from the implementation of DuPont’s yield improvement recommendations and BioSphere will have the right to credit any milestone payments against its cost-savings payment obligations.  All improvements developed under the manufacturing agreement will be owned by BioSphere.

Richard Faleschini, President and Chief Executive Officer of BioSphere Medical, commented, “This collaboration brings together the knowledge and capabilities of two leaders – albeit clearly different in size – who share the common purpose of developing products that improve and extend patients’ lives.  We believe that the applications for our proprietary microspheres will continue to evolve, and we expect that our pipeline of new products will increase both within and beyond our current therapeutic focus of interventional gynecology and interventional oncology.  We are very excited to join with DuPont in exploring ways to potentially improve all aspects of our technology and processes, which, in turn, we expect will support the ongoing advancement of embolotherapy as a frontline treatment modality.”

John Ranieri, Vice President and General Manager - DuPont, stated, “DuPont has a rich heritage of developing innovative products using high-performance materials.  Through this collaboration, we intend to further leverage BioSphere’s technology and market insight, as well as our own, in an effort to develop new products that meet a growing unmet need of physicians and their patients.  We are delighted to work with the team at BioSphere as we advance our medical device technologies into the market.”

About BioSphere Medical, Inc.

BioSphere Medical, Inc., a medical device company based in Rockland, Massachusetts, seeks to pioneer and commercialize minimally invasive diagnostic and therapeutic applications based on proprietary bioengineered microsphere technology. The Company’s core technologies patented bioengineered polymers and manufacturing methods, are used to produce microscopic spherical materials with unique beneficial properties for a variety of medical applications.  BioSphere’s principal focus is the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE.  The Company’s products continue to gain acceptance in this rapidly emerging procedure as well as in a number of other new and established medical treatments.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s belief that the applications for its proprietary microspheres will continue to evolve, that its pipeline of new products will increase both within and beyond its current therapeutic focus of interventional gynecology and interventional oncology, the expected benefits of its collaboration with DuPont , the potential for DuPont to identify manufacturing yield improvements for certain of the Company’s products and the potential ongoing advancement of embolotherapy as a frontline treatment modality.  The Company may use words such as “plans,” “seeks,” “projects,” “believes,” “may,” “anticipates,” “estimates,” “should,” “intend,” and similar expressions to identify these forward-looking statements.  These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions.  There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company’s control and are difficult to predict.  These important factors include, without limitation, risks relating to:

•                  the Company’s inability to maintain its collaboration agreement with DuPont and/or to identify, successfully enter into and perform specific projects under such collaboration;

•                  the failure of the Company’s products to demonstrate adequate safety, efficacy and cost-effectiveness in clinical trials and post-clearance studies;

•                  the failure of the Company to successfully achieve widespread market acceptance of its products, including, without limitation, widespread market acceptance of its lead product, Embosphere Microspheres, for the treatment of UFE, its HepaSphere Microsphere and QuadraSphere® Microsphere products, and its delivery system product line;

•                  the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products and product candidates;

•                  the failure of the Company to develop and commercialize new applications for its technologies;

•                  the Company’s ability to obtain and maintain patent and other proprietary protection for its products and product candidates;

•                  the absence of, or delays and cancellations of, product orders;

•                  delays, difficulties or unanticipated costs in the introduction of new products;

•                  competitive pressures and the risk of product liability claims, either of which may impact market acceptance of products and adversely affect the Company’s operating results;

•                  the inability of the Company to raise additional funds in the near term to finance the development, marketing, and sales of its products;

•                  general economic and market conditions; and

•                  “Risk Factors” in BioSphere’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed by the Company with the Securities and Exchange Commission, and described in other filings made by the Company from time to time with the Securities and Exchange Commission.

The forward-looking statements in this press release are made as of the date of this press release and the Company disclaims any obligation to update these forward-looking statements as a result of changed events, circumstances or otherwise.

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COMPANY CONTACT	-OR-	INVESTOR RELATIONS CONTACT
BioSphere Medical, Inc.		The Equity Group Inc.
Martin Joyce		Devin Sullivan
Executive Vice President and		Senior Vice President
Chief Financial Officer		(212) 836-9608
(781) 681-7925